Exhibit 4.16

THIS NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

BONANZA OIL & GAS, INC.

PROMISSORY NOTE

Amount: $340,000	Houston, Texas

May 26, 2009

FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, BONANZA OIL & GAS, INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Calibre Fund SPC, for and on behalf of the Calibre Secured and Mezzanine Loan Fund segregated portfolio, a Cayman Islands Segregated Portfolio Company with its registered office address at c/o Mourant Cayman Corporate Services, Ltd. Harbour Centre, 42 North Church Street PO Box 1348 Grand Cayman KY1-1108 Cayman Islands (the “Lender”), the principal sum of three hundred and forty thousand dollars ($340,000) (the “Principal Amount”), in lawful money of the United States of America, ninety (90) days from the date hereof (the “Maturity Date”).

This Promissory Note (the “Note”) evidences loans to be made to Borrower. The Lender is entitled to the benefits of the Note and, subject to the terms and conditions set forth herein and therein, may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto.

1.
Interest. The interest on the Principal Amount ($13,600), calculated at a rate of sixteen percent (16%) per annum shall be paid on the Maturity Date. Any amount of principal, fees or interest on this Note which are not paid at the Maturity Date shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”).

2.
Transaction Fee. A transaction fee equal to eight and eight tenths percent (8.8%) of the Principal Amount (the “Fee”) whereas five percent (5%) will be due and payable by the Borrower upon the closing of this transaction (the “Closing”) and the remaining three and eight tenths percent (3.8%) is due and payable within 30 days of the transaction (the “Closing”).

3.
Warrants:  Upon the Closing, Borrower will also issue five hundred thousand (500,000) warrants exercisable into shares of $0.001 par value common stock of Borrower at an exercise price of $0.10 per share and having a maturity of three (3) years from the Closing.

4.
Use of Proceeds. Borrower anticipates the use of proceeds to be for: a) payment of principal and accrued interest on the outstanding  $285,000.00 note held by Mr. Harris which became due and payable as of May 22, 2009  b) Transaction fees for this note, c) Audit fees, d) Transfer agent fees, e) General &Administrative expenses.

5.	Events of Default. The following events shall constitute an “Event of Default” under this Note:
a.
Failure by Borrower to pay principal, fees, or accrued interest when due under this Note and such failure shall continue for ten days, in the case of overdue principal, and fifteen days, in the case of overdue interest or fees;

b.
The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent or the filing by Borrower of a petition or answer or consent seeking reorganization, arrangement, composition or other relief with respect to their debts; or the consent by Borrower to institution of bankruptcy or insolvency proceedings against Borrower or the consent by Borrower to the filing of any such petition; or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property or the general assignment by Borrower for the benefit of its creditors; or the taking of any action by Borrower in furtherance of any such action; or

c.
If, within sixty (60) days after the commencement of an action against Borrower (and service of process in connection therewith on Borrower) seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Borrower, or all orders or proceedings thereunder affecting the property of Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Borrower of any trustee or receiver for all or any substantial part of the property of Borrower, such appointment shall not have been vacated.

6.
Remedies Upon an Event of Default.  If an Event of Default should occur, all outstanding Principal Amount of this Note and all interest accrued on the unpaid Principal Amount and all other amounts owing by Borrower including, but not limited to the Fee, shall be converted, at the option of the Lender, into non-restricted $0.001 par value common stock of the Borrower at a conversion price of $0.001 per share (the “Conversion Right”). This Conversion Right shall not be modified or deleted without the express written permission of the Lender.  All such rights and remedies are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have under this Note or under any applicable law.

7.
Expenses. Borrower agrees to pay any and all expenses (including attorneys’ fees and expenses) incurred by the Lender which are incurred in endeavoring to collect any amounts payable hereunder which are not paid when due (whether by acceleration or otherwise) or in otherwise enforcing any rights under this Note.

8.
Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, sent via overnight delivery service or sent via facsimile, and shall be effective (1) when personally delivered, (2) on the day following delivery to an overnight courier service if sent for delivery within the United States (or on the second business day following delivery to such courier service if sent for delivery outside the United States), (3) on the business day following receipt of transmission if sent via facsimile, or (4) on the fifth business day after the date of mailing if sent by registered or certified mail, in each case to the following addresses:

(a)	If to the Borrower:

BONANZA OIL & GAS, Inc.
3000 Richmond Ave, Suite 400
Houston, TX 77098

(b)	If to the Lender, to the address set forth in the Note Purchase Agreement, or such other address as is provided in writing to the Borrower by the Lender.

9.
Assignment. This Note shall be binding on the Borrower and its successors and permitted assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Note and their respective successors and permitted assigns.  Neither the Borrower nor the Lender may assign or transfer this Note or any of its rights or obligations hereunder (other than by operation of law) without the other party’s prior written consent.

10.
Waivers; Amendments. No delay or omission of Lender in exercising any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and no single or partial exercise of any such right or power shall preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Lender, and then only to the extent specifically set forth in such writing.  All remedies hereunder or by law afforded shall be cumulative and shall be available to Lender until the principal amount of and all interest on this Note have been paid in full.  No amendment of any provision of this Note shall be effective unless the same shall be in writing and signed by the Borrower and the Lender.

11.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Virginia, without regard for the conflicts of laws principles thereof.

12.
Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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IN WITNESS WHEREOF, Lender has executed this Note as of the date first above written.

BORROWER:

BONANZA OIL & GAS, INC.

By:/s/ Bill Wiseman
Signature

Name:   Bill Wiseman
Title:    CEO

LENDER:

CALIBRE FUND SPC, FOR AND ON BEHALF OF CALIBRE MEZZANINE AND SECURED LOAN FUND SEGREGATED PORTFOLIO

By:/s/ Ryan R. Riley

Print Name: Ryan R. Riley

Title: Investment Manager, Director

Address: c/o Ryan Riley 18517 Perdido Bay Terrace Leesburg VA 20176_USA

Telephone: 703 669 8023

Facsimile: _703 935 4465

Email: rrr@calibrecg.com